SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2002

MCM Capital Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26489	48-1090909

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer (Identification No.)

5775 Roscoe Court
San Diego, California 92123

(Address of Principal Executive Offices) (Zip Code)

(877) 445-4581

(Registrant’s Telephone Number, Including Area Code)

Item 5.    Other Events.

(a)    Employment Agreements.

         On March 20, 2002, MCM Capital Group, Inc. (the “Company”) entered into employment agreements, dated as of May 22, 2000, with Carl C. Gregory, III, President and Chief Executive Officer of the Company, and J. Brandon Black, Executive Vice President and Chief Operating Officer of the Company. Copies of the employment agreements are being filed as exhibits hereto.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits:

10.1	Employment Agreement dated as of May 22, 2000 between MCM Capital Group, Inc. and Carl C. Gregory, III

10.2	Employment Agreement dated as of May 22, 2000 between between MCM Capital Group, Inc. and J. Brandon Black

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SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MCM CAPITAL GROUP, INC.

Date:	March 22, 2002	By	/s/ Carl C. Gregory, III

Carl C. Gregory, III President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement dated as of May 22, 2000 between MCM Capital Group, Inc. and Carl C. Gregory, III

10.2	Employment Agreement dated as of May 22, 2000 between between MCM Capital Group, Inc. and J. Brandon Black

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